EXHIBIT 5.1

          [Letterhead of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.]

                                        October 8, 1996

Garden Ridge Corporation
19411 Atrium Place, Suite 170
Houston, Texas 77084

Ladies and Gentlemen:

     We have acted as counsel for Garden Ridge Corporation, a Delaware Corporation (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale to certain employees and non-employee directors of the Company of up to 370,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") which may be issued upon the exercise of (i) certain stock options (the "Options") which may be granted under the Company's Amended and Restated 1994 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan, and (ii) certain stock purchase rights (the "Purchase Rights") which may be granted under the Company's Stock Purchase Plan.

     In such capacity, we have examined the corporate documents of the Company, including its Restated Certificate of Incorporation, its Bylaws, as amended, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

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Garden Ridge Corporation
September 20, 1996
Page 2

     Based upon the foregoing, we are of the opinion that when the Options and the Purchase Rights have been duly exercised in accordance with their respective terms, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        Liddell, Sapp, Zivley,
                                        Hill & LaBoon, L.L.P.